United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 3, 2025

SUNation Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On April 4, 2024, SUNation Energy, Inc. (the “Company”) filed an Amended Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting an increase of its authorized shares of common stock to 1,000,000,000 shares, the form of which is annexed hereto as Exhibit 3.1.

Among other proposals described and as set forth in Item 5.07 of this current report, the amendment to the Certificate of Incorporation of the Company was approved by security holders from whom proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information and description of the amendment to the Certificate of Incorporation of the Company set forth in Item 3.03 of this current report is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 3, 2025, the Company held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on the four proposals described below. The proposals presented at the Special Meeting are described in detail in the Definitive Proxy Statement filed with the Securities and Exchange Commission on March 10, 2025.

Of the 4,793,587 shares of Common Stock outstanding and entitled to vote, including the shares of Series D Preferred Stock voting on an as converted basis, at the Special Meeting, 3,514,795, or 73.32%, of the outstanding and eligible shares, were present either in person or by proxy. Holders of Common Stock, including the Series D Convertible Preferred Stock, voted one vote per share on all matters properly brought before the Special Meeting; however, shares of common stock purchased by investors in our equity offering executed on February 27, 2025 were excluded from the tabulation relating to Proposal 3, which related to the approval of such offering sought in compliance with Nasdaq Rule 5635.

Therefore, a total of (i) 4,793,587 votes were entitled to be cast at the meeting with respect to Proposals 1, 2 and 4, and (ii) 2,828,587 votes were entitled to be cast at the meeting with respect to the Proposal 3, each as set forth below.

The results for each of the proposals submitted to a vote of shareholders at the Special Meeting are as follows:

Proposal No. 1 – Approve a Charter Amendment to Increase Authorized Shares

With respect to the proposal to approve a charter amendment to increase the number of authorized shares from 25,000,000 to 1,000,000,000, the voting with respect to Proposal 1 was as follows:

For	Against	Abstain
3,080,634	424,381	9,780

Proposal No. 2 – Approve Discretionary Authority to Effectuate Reverse Stok Split

With respect to the proposal to grant discretionary authority to our board of directors to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” within a range (ratio) of one-for-five (1-for-5) to a maximum of a one-for-two hundred (1-for-200), the voting with respect to Proposal 2 was as follows:

For	Against	Abstain
3,232,392	282,102	301

Proposal No. 3 – Approve Discretionary Authority to Effectuate Reverse Stok Split

With respect to the proposal, for purposes of complying with Nasdaq listing rule 5635(d), to authorize the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on February 27, 2025, the voting with respect to Proposal 3 was as follows:

For	Against	Abstain	Broker Non-Votes
512,528	125,969	6,415	1,164,883

Proposal No. 4 – Approval to Adjourn the Meeting

The Company’s shareholders approved the one or more adjournments of the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting; however, since a quorum was present for the transaction of business and there were sufficient shares voted to approve Proposals 1, 2 and 3, no adjournment vote was sought and Proposal 4 was not moved forward.:

For	Against	Abstain
3,288,194	219,844	6,757

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Amended Certificate of Incorporation of SUNation Energy, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY INC.

	By:	/s/ James Brennan
James Brennan
Chief Financial Officer

Date: April 4, 2025

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